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              Exhibit 10.2 - Agreement with ACOL International Ltd.

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                   FINANCIAL ADVISORY AND CONSULTING AGREEMENT

      This Agreement is made and entered into as of this 15/th/ day of April, 2002 by BBJ Environmental Technologies, Inc. (the "Company" or "BBJ") and ACOL International, Ltd. (the "Consultant").

      In consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Purpose. The Company hereby retains the Consultant during the term specified in Section 2 hereof to render consulting advice to the Company as relating to financial and similar matters, upon the terms and conditions set forth in this agreement.

      2. Term. The term of this Agreement (the "Term") shall be the period beginning the date of this Agreement and ending December 31, 2002.

      3. Services of Consultant. During the Term the Consultant will provide the Company, including any parent or subsidiary corporation, with such regular and customary consulting advice as is reasonably requested by the Company, provided that the Consultant shall not be required to undertake duties not reasonably within the scope of the consulting advisory services contemplated by this Agreement. In the performance of these duties the Consultant shall provide the Company with the benefits of its best judgment and efforts. It is understood and acknowledged by the parties that the Consultant shall be obligated to render advice, upon request of the Company, in good faith, but shall not be obligated to spend any specific amount of time in doing so. Consultant shall provide investor relations services encompassing the following:

   .  Assist in the creation of an investor package.
   . Broker/dealer relations: disseminate investor relations packages and corporate profiles to pre-qualified brokers.
   . Introductions to market makers interested in making markets in Company's common stock.
   .  Increased awareness among institutional and individual investors.
   .  Introduce industry analysts to Company.
   . Assist in the drafting and dissemination of press releases through appropriate wire services.
   . Maintain broadcast fax list and mailing list for new press releases through appropriate wire services.
   . Organize and attend any conferences or industry forums on behalf of Company.
   .  Seek potential Merger and Acquisition candidates
   . Promote awareness of the company in the business community of geographic areas where we wish to establish greater distribution.
   .  Investigate and retain Investor relations firms at no cost to BBJ.

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   .  Introduce company to large individual investors in order to provide potential sources of funding and to broaden investor base.
   . Introduce company to brokerage firms with objective of their research departments tracking BBJ's progress.
   . Introduce company to Investment Clubs and other groups of potential long term investors.
   .  Work to move Company to participation in the full Small Cap Market.

      4. Consultant Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant, the Consultant shall not be liable to the Company, or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of advice or services hereunder.

      5. Expenses. Except as approved in writing, the Company shall not be responsible for the expenses of the Consultant.

      6. Compensation. In consideration of the services to be rendered by the Consultant to the Company pursuant to Section 3 of this Agreement, the Company agrees, subject to Board approval, to issue to the Consultant one million four hundred thousand shares of Common Stock of BBJ Environmental Technologies, Inc. in accordance with the schedule set forth in 6.1 herein and will utilize its best efforts to file a registration statement with the Securities and Exchange Commission to register the underlying shares for resale. The costs and expenses (other than sales commissions, selling expenses and costs of Consultant's accountant and counsel) of the registration and qualification under the Securities Act of 1933, as amended (the "Act") and of all other actions the Company is required to take or effect in connection with the registration rights described herein, shall be paid by the Company.

      6.1 The Company acknowledges that while this contract is for a term of 8 1/2 months, a substantially disproportionate amount of the services to be performed hereunder is expected to be performed by the Consultant in the first three months of this Agreement. On this basis, the following represents the schedule for issuance of stock pursuant to this agreement:

                  Date             Number of Shares
                  ----             ----------------

                  05/15/02             400,000
                  06/l15/02            400,000
                  07/15/02             400,000
                  09/01/02              50,000
                  10/01/02              50,000
                  11/01/02              50,000
                  12/01/02              25,000
                  12/31/02              25,000

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      In the event that either party cancels this Agreement before a scheduled date for the issuance of shares, the Company shall not be obligated to issue any additional shares under this Agreement, it being understood that all issued (vested) shares shall be retained by the Consultant. An appropriate restrictive legend shall be placed on each stock certificate issued pursuant to this Agreement. In the event that the shares to be issued under this Agreement are registered for resale with the SEC, the restrictive legend may be removed against actual sales that occur while there is a current prospectus and effective registration statement.

      7.    Limitation Upon the Use of Advice and Services.

      7.1 No person or entity other than the Company and its officers and directors shall be entitled to make use of or rely upon the advice of the Consultant to be given hereunder, and the Company shall not transmit such advice to others, or encourage or facilitate the use or reliance upon such advice by others, without the prior written consent of the Consultant.

      7.2 The Consultant shall not disclose or use for its own or the benefit of any other person confidential information which it learns about the Company as a result of its engagement hereunder, except for such disclosure as may be required for Consultant to perform its duties hereunder, as is agreed to in writing by the parties, or as is ordered by a Court having jurisdiction with respect to this Agreement.

      8. Severability. Every provision of this Agreement is intended to be severable. If any term, or provision hereof is deemed unlawful for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of the remainder of this Agreement.

      9.    Miscellaneous

      9.1 All notices and other communications shall be sent by certified mail, postage prepaid, (i) if to the Consultant, at ACOL International, Ltd., 902 Boulevard of the Arts, Suite 1, Sarasota, FL 34236, or (ii) if to the Company at 6802 Citicorp Blvd., Suite 500, Tampa, Florida 33619, or to such address as may hereafter be designated in writing by any such entities to the others. Such notice or other communication shall be deemed to be given on the date of receipt.

      9.2 At the end of the Term, the provisions of this Agreement relating to the duties of the Consultant and compensation by the Company as it applies to such Consultant shall cease to be in effect, except for those rights and obligations that by their nature are intended to survive the termination of this Agreement, including but not limited to the Company's obligations of payment for services rendered prior thereto and the provisions set forth in Sections 7 and 8 above. This Agreement shall survive any merger of the Company or sale of substantially all of its assets and this Agreement shall be binding on the surviving Company after any such merger and upon both the Company and the acquiring company after any such sale.

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      9.3   This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the subject matter hereof.

      9.4 This Agreement has been duly authorized, executed and delivered by and on behalf of the Company and the Consultant.

      9.5 This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida without giving effect to conflicts of laws. Each party hereby consents to the jurisdiction of the State and Federal courts sitting in Tampa, Florida in any action arising out of this Agreement, and each party further agrees that the service of process or of any papers upon it by registered mail at their respective addresses set forth herein shall be deemed good, proper and effective service upon it, and each party waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the establishment of personal jurisdiction or venue in any such court, suit, action, or proceeding.

      9.6 This Agreement and the rights hereunder may not be assigned by either party (except by operation of law or in the case of a merger or acquisition in accordance with Section 10.2) and shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

      9.7 The headings in the Sections of this Agreement are inserted for convenience of reference only and shall not affect or be deemed to affect the meaning of any provision of this Agreement.

      9.8 Counterparts and Facsimile Signatures. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                          ACOL International, Ltd.

                                          /s/ Shaniqua R. McPhee
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                                          Shaniqua R. McPhee, President

                                          BBJ Environmental Technologies, Inc.

                                          /s/ Jerry V. Schinella
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                                          Name: Jerry V. Schinella
                                          Title: President